UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

TRULI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 608-5101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Licensing Agreement with Recruiter.com

Effective October 30, 2017, Truli Media Group, Inc., a Delaware corporation (the “Company”) entered into a License Agreement (the “License”) with Recruiter.com, Inc., a Delaware corporation (“Recruiter”) under which Recruiter granted the Company’s newly created subsidiary, VocaWorks, Inc., a New Jersey corporation, a license to use certain of Recruiter’s proprietary software and related intellectual property (the “License”). In consideration for the License, the Company issued to Recruiter 125,000,000 shares of its Common Stock.

On October 24, 2017, the Company filed a Certificate of Designations with the Delaware Secretary of State designating 1,875,000 shares of the Company’s authorized preferred stock as Series B Convertible Preferred Stock (“Series B”) which is convertible into Common Stock at $0.005 per share, subject to adjustments in the event of stock splits, stock dividends and reverse splits. Recruiter will receive 625,000 shares of Series B upon the launch of a functional software platform and receipt of $10,000 in sales revenue. Recruiter is entitled to receive up to an additional 1,250,000 shares of Series B following the achievement of certain milestones as provided for in the License.

Also on October 24, 2017, the Company filed a Certificate of Designations with the Delaware Secretary of State designating 102,100 shares of the Company’s authorized preferred stock as Series C Convertible Preferred Stock (“Series C”) which is convertible into Common Stock at $0.02 per share, subject to adjustments in the event of stock splits, stock dividends and reverse splits. In accordance with the terms of the License, holders of the Company’s outstanding 4% Convertible Notes converted their 4% Convertible Notes into 102,099.752 shares of Series C.

Also on October 24, 2017, the Company filed a Certificate of Designations with the Delaware Secretary of State designating 18,839 shares of the Company’s authorized preferred stock as Series C-1 Convertible Preferred Stock (“Series C-1”) which is convertible into Common Stock at $0.005 per share, subject to adjustments in the event of stock splits, stock dividends and reverse splits. In accordance with the terms of the License, holders of the Company’s 10% Convertible Notes converted their 10% Convertible Notes into 18,839 shares of Series C-1.

Holders of shares of Series C and Series C-1 may cause the Company to redeem in cash the outstanding shares of Series C and C-1 beginning on October 30, 2019, and earlier than that date upon the occurrence of certain triggering events contained in the Certificate of Designations for the Series C and Series C-1, at a redemption price based upon a formula contained in the Certificate of Designations for each series. The total redemption price if redeemed after two years from issuance is equal to the amount of the principal and accrued interest on the 4% Convertible Notes and 10% Convertible Notes due as of the closing date plus potential additional amounts.

Upon liquidation, dissolution, or winding up of the Company, the Series B, Series C and Series C-1 rank senior to the Company’s Common Stock and junior to the Company’s outstanding Series A Convertible Preferred Stock, described below.

The foregoing description of the License, the Series B, the Series C, and the Series C-1 is a summary only and is qualified in its entirety by the form of the License, which is filed as Exhibit 10.2 hereto, the Certificate of Designations for the Series B, which is filed as Exhibit 3.2 hereto, the Certificate of Designations for the Series C, which is filed as Exhibit 3.3 hereto and the Certificate of Designations for the Series C-1, which is filed as Exhibit 3.4 hereto, each of which are incorporated herein by reference.

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The information in Item 3.02 is incorporated by reference herein.

Immediately following the closing of the Securities Purchase Agreement described below, Michael Solomon, a director of the Company exercised his option, granted to him in September 2016, to purchase the Company’s subsidiary, Truli Media Corp. (“TMC”) for $5,000. As a result, TMC is no longer a subsidiary of the Company. Mr. Solomon remains a director until he is replaced in compliance with Rule 14(f)-1 under the Securities Exchange Act of 1934.

Item 3.02 Unregistered Sales of Equity Securities.

On October 24, 2017, the Company filed a Certificate of Designations with the Delaware Secretary of State designating 700,000 shares of the Company’s authorized preferred stock as Series A Convertible Preferred Stock (the “Series A”), which is convertible into shares of Common Stock at $0.005 per share, subject to adjustment in the event of stock splits, stock dividends or reverse splits and issuances of securities at prices below the prevailing conversion price of the Series A. Immediately following the closing of the License transaction, the Company entered into Securities Purchase Agreements (each a “SPA”) with the two holders of the 4% Convertible Notes and 10% Convertible Notes who converted their Notes into Series C and Series C-1, respectively, in accordance with the terms of the License. Pursuant to the SPA, the two holders purchased in the aggregate 600,000 of shares of Series A and Warrants to purchase 120,000,000 shares of the Company’s Common Stock.

Dividends accrue on the Series A at a rate of 10% per annum. Holders of Series A are entitled to vote together with holders of the Common Stock on an as-converted basis, subject to a beneficial ownership limitation of 4.99%. The Series A is redeemable in the same manner as the Series C and C-1. The Series A is senior to all other preferred stock and the Common Stock upon liquidation of the Company. The Warrants have a five year term and an exercise price of $0.01 per share, subject to adjustment in the event of stock splits, stock dividends or reverse splits and issuances of securities at prices below the prevailing exercise price of the Warrants.

The Series A, Series B, Series C, Series C-1 and Warrants have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder. Each investor is an accredited investor as defined by Rule 501 under the Act and acquired the securities for investment and not with a view to distribution under the Act.

As a result of the issuance of the Series A, Series B, Series C, Series C-1 and Warrants, the Company may be required to issue more shares of the Company’s Common Stock than are currently authorized under the Company’s Certificate of Designations.

The Company intends to file an Information Statement with the Securities and Exchange Commission to affect a reverse stock split so that the Company has sufficient Common Stock authorized within 90 days of the closing date of the License transaction. The terms of the Certificate of Designations for the Series A, Series B, Series C, Series C-1 and the Warrants require the Company to reserve a number of shares of Common Stock equal to three times the number of issuable securities under the Series A, Series C, Series C-1, and the Warrants, and the number of shares of Common Stock equal to the Series B.

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Net proceeds from the sale of the Series A and Warrants were approximately $481,373, after payment of legal fees and expenses for the Company and the investors.

The foregoing description of the the SPA, the Series A, and the Warrants is a summary only and is qualified in its entirety by the form of the SPA, which is filed as Exhibit 10.1 hereto, the Certificate of Designations for the Series A, which is filed as Exhibit 3.1 hereto, and the form of the Warrants, which is filed as Exhibit 4.1 each of which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included under Item 1.01, above, related to the issuance of the Series A, Series B, Series C, Series C-1 and Warrants is incorporated by reference herein. The rights of current holders of the Company’s securities are modified by the issuance of the Series A, Series B, Series C, and Series C-1. Upon liquidation, dissolution or winding up of the Company, the Series A, Series B, Series C, and Series C-1 rank senior to the Common Stock of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon execution of the License, Mr. Elliot Maza (“Maza”), the Company’s Chief Executive Officer, resigned from his position as Chief Executive Officer. Mr. Maza currently remains Chief Financial Officer of the Company. Mr. Maza expects to resign from his position as Chief Financial Officer after the filing of the Company’s Form 10-Q due November 14, 2017 because of conflicts with his current employment.

Upon Mr. Maza’s resignation as Chief Executive Officer of the Company, the Board of Directors of the Company (the “Board”) appointed Mr. Miles Jennings (“Jennings”) as the Company’s new Chief Executive Officer and a director. Mr. Jennings founded and is currently the Chief Executive Officer of Recruiter.com, an online marketplace platform and scaled online community of professionals and executives. Mr. Jennings previously worked for Modis, an IT staffing firm, and Indeed.com.

Upon execution of the License, Mr. Irving Pompadur resigned as a director of the Company. Pursuant to the License, Recruiter shall nominate two persons to the Company’s Board and the investors in the Series A shall nominate one person to the Company’s Board, and Mr. Maza shall become a director all subject to compliance with Rule 14(f)-1, at which time, Mr. Solomon’s resignation will be effective.

Under the terms of the License, Mr. Jennings entered into a one-year Employment Agreement with the Company. Under the terms of the Employment Agreement, Mr. Jennings will receive an annual salary of $150,000. The Company agreed to grant Mr. Jennings 500,000 stock options.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures included under Items 1.01 and 3.02, above, related to the issuance of the Series A, Series B, Series C and Series C-1 are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Financial statements required by this Item 9.01 will be filed by amendment not later than 71 calendar days after the required filing date of this Report on Form 8-K.

Exhibit No.	Description

3.1	Series A Convertible Preferred Stock Certificate of Designations
3.2	Series B Convertible Preferred Stock Certificate of Designations
3.3	Series C Convertible Preferred Stock Certificate of Designations
3.4	Series C-1 Convertible Preferred Stock Certificate of Designations
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of License Agreement
10.3	Form of Employment Agreement*

* Compensation Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2017	TRULI MEDIA GROUP, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)

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